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                             EXHIBIT 5


     Opinion of Brown, Winick, Graves, Donnelly, Baskerville and
     Schoenebaum, P.L.C., to legality of securities being registered and consent to reference to it in the Registration Statement.

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           Brown, Winick, Graves,
Donnelly, Baskerville and Schoenbaum, P.L.C.
                         Attorneys at Law
                                  John G. Fletcher       Robert R. Smith
                                  Marvin Winick          Margaret M. Chaplinsky
Suite 1100                        Richard W. Baskerville Steven P. Wandro
Two Ruan Center                   Bruce Graves           Michael R. Blaser
601 Locust Street                 John V. Donnelly       Douglas E. Gross
Des Moines, Iowa 50309-3765       Steven C. Schoenebaum  John D. Hunter
                                  James R. Swanger       Robert D. Andeweg
Telephone (515) 242-2400          E. Ralph Walker        Stuart I. Felstein
Facsimile (515) 283-0231          Harold N. Schneebeck   Alice Eastman Helle
                                  Richard K. Updegraff   Inga Bumbary-Langston
Office in:                        Paul D. Hietbrink      Barbara Brooker
Burnett
Pella, Iowa                       William C. Brown       CeCelia C. Ibson
                                  Jill Thompson Hansen   Daniel L. Stockdale
                                  James H. Gilliam       Thomas D. Johnson
                                  Charles J. Kalinoski
                                  Paul E. Carey          Of Counsel
                                  David J. Darrell       Walter R. Brown


Brenton Banks, Inc.
Suite 300, Capital Square
400 Locust Street
Des Moines, IA 50309

RE:Long-Term Stock Compensation Plan

Dear Sirs:

As counsel for Brenton Banks, Inc. (the "Company"), we furnish the following opinion in connection with the proposed issuance by the Company of 240,000 shares of its common stock, par value $5.00 per share (the "Common Stock"), pursuant to its Long-Term Stock Compensation Plan (the "Plan"). These securities are the subject of the Registration Statement to be filed by the Company with the Securities and Exchange Commission on Form S-8 under the Securities Act of 1933, as amended (the "1933 Act"), to which this opinion is to be attached as an exhibit.

We have examined the Charter and Bylaws of the Company, the minutes of the meetings of its Board of Directors and Shareholders and such other corporate records of the Company and other documents, and we have made such examinations of law as we deem relevant relating to the authorization and issuance of capital stock. Based upon such examination, it is our opinion that:

1. The Company is a corporation validly existing and in good standing under the laws of the State of Iowa and has authorized capital stock consisting of 25,000,000 shares of Common Stock, par value $5.00 per share, and 500,000 shares of Preferred Stock, par value $1.00 per share.

2. That of the 360,000 shares of Common Stock of the Company, $5.00 par value, which are currently being registered pursuant to the Registration Statement, those shares which have not been previously issued by the Company are validly authorized and are or may be legally and validly issued in accordance with the Company's Articles and Bylaws, and when so issued

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Brenton Banks, Inc.
April 22, 1994
Page 2

     and duly delivered against payment therefor pursuant to the Plan as contemplated by the Registration Statement, such shares are or will be validly issued, fully paid, and non-assessable.

3. The Brenton Banks, Inc. Long-Term Stock Compensation Plan is an employee welfare benefit plan under ERISA. It is therefore not subject to the qualified plan rules of section 401(a) of the Internal Revenue Code or to the coverage, vesting, or participation rules under ERISA. The plan is unfunded and currently has fewer than 100 participants. It is thus exempted from the requirement to file a copy of the Summary Plan Description (SPD) with the Department of Labor and from the requirement to file IRS Form 5500. The written documents constituting the Plan comply with all applicable ERISA requirements.

This Firm does not render any opinion under shares purchased upon the open market pursuant to the provisions of the Plan. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement which are about to be filed with the Securities and Exchange Commission.

BROWN, WINICK, GRAVES, DONNELLY,
BASKERVILLE & SCHOENEBAUM, P.L.C.



John D. Hunter
Member for the Firm

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